Exhibit 32

Certification Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report of General Electric Capital Corporation (the “registrant”) on Form 10-K for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Dennis D. Dammerman and James A. Parke, Chairman of the Board and Vice Chairman and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

March 1, 2005

/s/ Dennis D. Dammerman
Dennis D. Dammerman, Chairman of the Board

/s/ James A. Parke
James A. Parke, Vice Chairman and Chief Financial Officer